UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 15, 2011

Ladenburg Thalmann Financial Services Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Florida	001-15799	650701248
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4400 Biscayne Blvd., 12th Floor, Miami, Florida		33137
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(212) 409-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

The information set forth below in Item 5.02 below is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Ladenburg Thalmann Financial Services Inc. (the "Company") appointed Adam Malamed, 39, as Chief Operating Officer, effective as of January 1, 2012. Prior to his appointment, Mr. Malamed has served as co-chief operating officer of the Company's subsidiary, Ladenburg Thalmann & Co. Inc. since September 2006.

On December 15, 2011, the Company entered into an employment letter with Mr. Malamed to be effective as of January 1, 2012. Under the terms of the letter, Mr. Malamed will receive a base salary of $300,000 per year and will also be eligible for an annual discretionary bonus and to receive brokerage commissions. Mr. Malamed is eligible for all health and welfare benefits generally available to the Company’s full-time employees. In addition, he will be reimbursed for reasonable, out-of-pocket business expenses incurred in the performance of his duties on behalf of the Company and will receive paid vacation. The employment letter may be terminated by the Company with or without "Cause", or by Mr. Malamed with or without "Good Reason." For one year after termination, Mr. Malamed has agreed not to solicit the Company’s employees or customers. If the employment letter is terminated by the Company without "Cause" or by Mr. Malamed for "Good Reason," Mr. Malamed will be entitled to receive as severance pay from the Company an amount equal to his annual base salary. In addition, Mr. Malamed and his family will be entitled to receive subsidized health benefits for a period of up to 18 months following any termination without "Cause" or with "Good Reason."

(d) On December 15, 2011, the Company's Board of Directors ("Board"), based upon the recommendation of its Compensation Committee, approved a revised director compensation program effective as of January 1, 2012. The compensation arrangements under the new program with respect to non-employee directors are as follows:

• for service on the Board and attendance at meetings of the Board (i) an annual cash retainer of $30,000 (payable quarterly) and (ii) an annual equity award retainer of an option to purchase 50,000 shares of Company common stock awarded upon a director's initial appointment to the Board or re-election to the Board; and

• an additional annual cash retainer of $10,000 payable to each member of the Audit Committee, $5,000 payable to each member of the Compensation Committee and Nominating Committee, $100,000 per annum payable to the non-employee chairman of the Executive Committee, $1,500 per meeting for each Board meeting attended and $750 per meeting for each committee meeting attended.

(e) On December 15, 2011, the Company entered into a letter agreement with Mark Zeitchick, the Company’s executive vice president and a member of its Board, amending the description of his job responsibilities so that, effective as of January 1, 2012, he will serve solely as Executive Vice President of the Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ladenburg Thalmann Financial Services Inc.

December 20, 2011	By:	/s/ Brett H. Kaufman

Name: Brett H. Kaufman
Title: Senior Vice President and Chief Financial Officer